    As filed with the Securities and Exchange Commission on January 2, 2002.
                                                      Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                          AMERICAN VANGUARD CORPORATION
             (Exact name of registrant as specified in its charter)

                     DELAWARE                              95-2588080
         (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)                Identification No.)

        4695 MACARTHUR COURT, SUITE 1250
            NEWPORT BEACH, CALIFORNIA                         92660
    (Address of Principal Executive Offices)               (Zip Code)


                          AMERICAN VANGUARD CORPORATION
                           1994 STOCK INCENTIVE PLAN*
                            (Full title of the plan)

                                ERIC G. WINTEMUTE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        4695 MACARTHUR COURT, SUITE 1250
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 260-1200
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:

                               JOHN B. MILES, ESQ.
                             MCDERMOTT, WILL & EMERY
                       18191 VON KARMAN AVENUE, SUITE 500
                          IRVINE, CALIFORNIA 92612-0187
                                 (949) 851-0633

----------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES TO          AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
    BE REGISTERED                REGISTERED         PER SHARE               PRICE               FEE
----------------------------------------------------------------------------------------------------------
Common Stock (par
value $.10 per share)(1)      287,027 shares(1)      $17.70(2)        $5,080,378(2)           $1,214.21

----------------------------------------------------------------------------------------------------------

* This Registration Covers the 1994 Stock Incentive Plan, the 1994 Amended and Restated Stock Incentive Plan, and the Second Amended and Restated 1994 Stock Incentive Plan (collectively, the "Plan").

(1) In addition to the number of shares of Common Stock stated above, this Registration Statement covers options and other rights to purchase or acquire the shares of Common Stock under the Plan and, pursuant to Rule 416 under the Securities Act of 1933, as amended, an additional indeterminate number of shares, options and rights which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, based on the average of the high and low sales prices of a share of Common Stock of the Registrant as reported on the American Stock Exchange on December 27, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed by American Vanguard Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

               (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

               (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

               (3)    The Company's Current Report on Form 8-K filed on June 6,
                      2001.

               (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

               The Common Stock to be offered is registered under Section 12 of the 1934 Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Article Seven of the Company's Certificate of Incorporation, as amended, and Article Six of the Company's Bylaws, as amended, provide that the Company shall indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law.

               Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the 1933 Act.

               The Company has obtained an insurance policy which will entitle the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.   EXHIBITS.

        Reference is made to the Index to Exhibits.

ITEM 9.   UNDERTAKINGS.

        (1)    The undersigned registrant hereby undertakes:

                      (a) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (b) That, for the purpose of determining any liability
               under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (c) To remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (d) That, for purposes of determining any liability under
               the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the 1933 Act (and each filing of the employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (2) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 2nd day of January, 2002.


                                 AMERICAN VANGUARD CORPORATION


                                 By: /s/ James A. Barry
                                    --------------------------------------------
                                    James A. Barry, Senior Vice President, Chief
                                    Financial Officer, Secretary/Treasurer and
                                    Director

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Eric G. Wintemute and James A. Barry and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 2, 2002.

SIGNATURE                                                            TITLE
---------                                                            -----

          /s/ Eric G. Wintemute                  President, Chief Executive Officer and Director
-----------------------------------------        (Principal Executive Officer)
            Eric G. Wintemute


           /s/ James A. Barry                    Senior Vice President, Chief Financial Officer,
-----------------------------------------        Secretary/Treasurer and Director (Principal Financial
             James A. Barry                      and Accounting Officer)


          /s/ Herbert A. Kraft                   Co-Chairman
-----------------------------------------
            Herbert A. Kraft


         /s/ Glenn A. Wintemute                  Co-Chairman
-----------------------------------------
           Glenn A. Wintemute

SIGNATURE                                                            TITLE
---------                                                            -----

            /s/ John B. Miles                    Director
-----------------------------------------
              John B. Miles

          /s/ Carl R. Soderlind                  Director
-----------------------------------------
            Carl R. Soderlind

            /s/ Jay R. Harris                    Director
-----------------------------------------
              Jay R. Harris

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
------                           ----------------------
  5.1          Opinion of McDermott, Will & Emery as to validity of the
               securities being registered.

  23.1 Consent of BDO Seidman, LLP, independent certified public accountants.

  23.3         Consent of McDermott, Will & Emery (included in Exhibit 5.1).

  24.1         Power of attorney (included on signature page).